Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On April 8, 2026, Vireo Growth Inc. (the “Company” or “Vireo”) entered into and concurrently closed a securities purchase agreement pursuant to which it acquired all of the issued and outstanding equity interests of The Hawthorne Gardening Company LLC (“Hawthorne”) and its subsidiaries from The Scotts Miracle-Gro Company (the “Hawthorne Acquisition”). In connection with the transaction, the Company issued 213,000,000 subordinate voting shares at a deemed value of $0.60 per share, subject to customary post-closing adjustments, with a portion of such shares placed in escrow. The Company also issued warrants to purchase 80,000,000 subordinate voting shares at an exercise price of $0.85 per share, which are immediately exercisable and expire five years from the date of issuance. The shares issued as consideration and any shares issuable upon exercise of the warrants are subject to a lock-up arrangement with staged releases over a 24-month period. In addition, the parties entered into an investor rights agreement that provides the seller’s designee with certain registration rights, board designation rights, and participation rights in future equity offerings, subject to specified ownership thresholds.

The Hawthorne Acquisition was accounted for as a business combination in accordance with U.S. GAAP, with management concluding Vireo is the accounting acquirer.

As previously disclosed, on December 22, 2025, Vireo entered into a merger agreement pursuant to which a wholly owned subsidiary of the Company would merge with and into Eaze, Inc. (“Eaze”), with Eaze surviving as a wholly owned subsidiary (the “Eaze Merger”). The Eaze Merger was completed on April 1, 2026.

In connection with the closing of the Eaze Merger, the Company issued an aggregate of 90,379,591 subordinate voting shares as estimated closing consideration, of which a portion was delivered to a payment agent for distribution to former Eaze stockholders and a portion was placed into escrow. The estimated closing consideration is subject to customary post-closing adjustments, including adjustments for cash, indebtedness, transaction expenses, working capital and certain tax items. Former Eaze stockholders may also be entitled to receive additional subordinate voting shares in the form of earnout consideration  following December 31, 2026, subject to specified limitations. In addition, the Company issued RSUs to certain Eaze employees in connection with the Eaze Merger, including (i) fully vested RSUs issued at closing and (ii) additional RSUs that vest based on continued employment and are tied to the achievement of earnout-related performance conditions.

The Eaze Merger was accounted for as a business combination in accordance with U.S. GAAP, with management concluding Vireo is the accounting acquirer.

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Vireo and Eaze and Hawthorne adjusted to give effect to the Eaze Merger and the Hawthorne Acquisition. The following unaudited pro forma condensed combined financial information, has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

Vireo and Hawthorne have different year-ends. Vireo’s year-end is December 31, 2025 and Hawthorne’s year end is September 30, 2025. As the difference between Hawthorne’s year-end and Vireo’s year-end is one quarter or less, the pro forma condensed combined statement of operations reflects Vireo’s annual statement of operations for the fiscal year ended December 31, 2025 and Hawthorne’s statement of operations for its most recent fiscal year ended September 30, 2025.

The unaudited pro forma condensed combined balance sheet as of December 31, 2025 gives effect to the Hawthorne Acquisition as if it had occurred on December 31, 2025 and includes the historical balance sheet of Hawthorne as of December 27, 2025. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 gives effect to the Hawthorne Acquisition as if it had occurred on January 1, 2025.

The unaudited pro forma condensed combined financial information as of and for the year ended December 31, 2025 also includes the pro forma information from the Eaze Merger, which occurred on April 1, 2026. The pro forma financial information for the Eaze Merger was previously presented along with the Eaze financial statements required by Rule 3-05 of Regulation S-X in the Form 8-K/A filed by Vireo on June 11, 2026.

The pro forma adjustments are based on available information and assumptions that management believes are reasonable. Included in the unaudited pro forma condensed combined financial information is an estimate of the consideration exchanged for Eaze and Hawthorne, which is based on a purchase price allocation, which includes known information and preliminary estimates of fair value for contingent consideration (Eaze) and certain equity instruments (Hawthorne). While this is management’s best estimate at this time, the valuation of these equity instruments is still in progress and subject to change. All estimates and assumptions included in the unaudited pro forma condensed combined financial information could change significantly as management finalizes its assessment of the allocation and fair value of the net tangible and intangible assets acquired, most of which are dependent on the completion of valuations that will be performed by independent valuation specialists. The unaudited pro forma condensed combined financial information does not include adjustments to reflect any synergies or dis-synergies, any future operating efficiencies, associated cost savings or any possible integration costs that may occur related to the Eaze Merger and the Hawthorne Acquisition. Actual results may be materially different from the unaudited pro forma condensed combined financial information presented herein.

The unaudited pro forma condensed combined financial information does not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Eaze Merger and the Hawthorne Acquisition occurred on the dates indicated. The unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial condition and results of operations of the combined company may differ significantly from the pro forma amounts reflected herein due to a variety of factors, including differences in accounting policies, elections, and estimates, which while accounted for to the extent known, are still in process of being determined.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2025

			Transaction		Pro Forma		Transaction
			Accounting		Vireo and Eaze	Hawthorne	Accounting		Pro Forma
	Vireo	Eaze	Adjustments		Combined	December 27, 2025	Adjustments		Combined
ASSETS
Currents assets:
Cash	$102,229,759	$3,259,716	$—		$105,489,475	$—	$35,000,000	D	$140,489,475
Restricted cash	20,265,212	—	—		20,265,212	—	—		20,265,212
Marketable securities	1,020,243	—	—		1,020,243	—	—		1,020,243
Accounts receivable, net	13,761,917	1,848,176	—		15,610,093	24,300,000	—		39,910,093
Income tax receivable	22,756,544	—	—		22,756,544	—	—		22,756,544
Inventory	59,969,928	11,428,335	—		71,398,263	48,400,000	—		119,798,263
Inventory supply asset	—	—	—		—	—	20,000,000	E	20,000,000
Prepayments and other current assets	3,896,577	2,060,121	—		5,956,698	3,400,000	—		9,356,698
Warrants held	1,684,691	—	—		1,684,691	—	—		1,684,691
Notes receivable	79,226,015	—	—		79,226,015	—	—		79,226,015
Assets held for sale	300,000	—	—		300,000	—	—		300,000

Total current assets	305,110,886	18,596,348	—		323,707,234	76,100,000	55,000,000		454,807,234

Property and equipment, net	217,505,538	31,772,999	—		249,278,537	9,400,000	—		258,678,537
Operating lease right-of-use asset	53,368,204	33,398,798	—		86,767,002	11,400,000	—		98,167,002
Intangible assets, net	117,471,678	15,661,186	(15,661,186)	B	117,471,678	—	—		117,471,678
Goodwill	87,534,561	—	15,960,400	B	103,494,961	—	—		103,494,964
Investments	6,000,000	—	—		6,000,000	—	—		6,000,000
Deposits	4,390,559	—	—		4,390,559	—	—		4,390,559
Indemnified tax assets	25,772,866	—	19,531,656	B	45,304,522	—	—		45,304,522
Deferred tax asset	—	1,077,906	—		1,077,906	—	—		1,077,906
Other assets	—	1,337,976	—		1,337,976	5,100,000	—		6,437,976

Total assets	$817,154,292	$101,845,213	$19,830,870		$938,830,375	$102,000,000	$55,000,000		$1,095,830,375

LIABILITIES
Current Liabilities
Accounts payable and accrued liabilities	$50,254,506	$18,205,563	$1,309,445	A	$69,769,514	$21,600,000	$3,220,700	F	$94,590,214
Income taxes payable	—	7,739,950	—		7,739,950	—	—		7,739,950
Convertible debt, current portion	1,300,000	—	—		1,300,000	—	—		1,300,000
Long-term debt, current portion	16,290,000	5,227,708	(5,227,708)	C	16,290,000	—	—		16,290,000
Contingent consideration - current	—	—	9,500,000	B	9,500,000	—	—		9,500,000
Operating right-of-use liability, current	3,556,576	3,864,415	—		7,420,991	4,600,000	—		12,020,991
Finance right-of-use liability, current	—	1,631,126	—		1,631,126	—	—		1,631,126
Uncertain tax liability	119,954,000	11,791,706	—		131,745,706	—	—		131,745,706
Derivative liability	172,811	—	—		172,811	—	—		172,811

Total current liabilities	191,527,893	48,460,468	(5,581,737)		245,570,098	26,200,000	3,220,700		274,990,798

Operating right-of-use liability, net of current portion	146,308,253	33,203,198	—		179,511,451	8,400,000	—		187,911,451
Finance right-of-use liability, net of current portion	—	1,395,880	—		1,395,880	—	—		1,395,880
Long-term debt, net	127,644,855	2,230	(2,230)	C	127,644,855	—	—		127,644,855
Convertible debt, net	8,600,000	—	—		8,600,000	—	—		8,600,000
Contingent consideration	24,448,000	—	—		24,448,000	—	—		24,448,000
Deferred tax liabilities	10,217,000	—	—		10,217,000	—	—		10,217,000
Other long-term liabilities	983,299	—	—		983,299	—	—		983,299

Total liabilities	509,729,300	83,061,776	5,579,507		598,380,583	34,600,000	3,220,700		636,191,283

STOCKHOLDERS’ EQUITY
Subordinate Voting shares ($- par value, unlimited shares authorized; 1,057,131,571 shares issued and outstanding at December 31, 2025)	—	—	—		—	—	—		—
Multiple Voting Shares ($- par value, unlimited shares authorized; 233,192 shares issued and outstanding at December 31, 2025)	—	—	—		—	—	—		—
Common stock	—	4	(4)	B	—	—	—		—
Preferred stock - Series A and B	—	64,020,000	(64,020,000)	B	—	—	—		—
Additional paid in capital	606,974,461	85,598	(85,598)	B	641,318,706	67,400,000	(67,400,000)	G	745,627,706
			34,344,245	B		—	104,309,000	G
Accumulated deficit	(299,549,469)	(45,322,165)	45,322,165	B	(300,858,914)	—	18,091,000	G	(285,988,614)
			(1,309,445)	A		—	(3,220,700)	F

Total stockholders’ equity	307,424,992	18,783,437	14,251,363		340,459,802	67,400,000	51,779,300		459,639,092

Total liabilities and stockholders’ equity	$817,154,292	$101,845,213	$19,380,870		$938,830,375	$102,000,000	$55,000,000		$1,095,830,375

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2025

			Transaction		Pro Forma	Hawthorne	Transaction
			Accounting		Vireo and Eaze	Year Ended	Accounting		Pro Forma
	Vireo	Eaze	Adjustments		Combined	September 30, 2025	Adjustments		Combined
Revenue	$268,769,268	$141,140,072	$—		$409,909,340	$130,200,000	$—		$540,109,340
Cost of sales
Product costs	122,009,304	82,148,802	—		204,158,106	97,800,000	—		301,958,106
Non-cash product costs	17,805,282	—	—		17,805,282	7,000,000	—		24,805,282
Inventory valuation adjustments	1,859,305	—	—		1,859,305	—	—		1,859,305

Gross profit	127,095,377	58,991,270	—		186,086,647	25,400,000	—		211,486,647

Operating expenses
Selling, general and administrative expenses	81,186,632	67,272,297	—		148,458,929	27,700,000	—		176,158,929
Transaction related expenses	11,208,273	118,000	1,309,445	A	12,635,718	—	3,220,700	C	15,856,418
Stock-based compensation expenses	18,663,707	—	1,330,000	B	19,993,707	1,900,000	—		21,893,707
Depreciation	11,337,597	2,215,278	—		13,552,875	3,400,000	—		16,952,875
Amortization	5,747,651	—	—		5,747,651	—	—		5,747,651

Total operating expenses	128,143,860	69,605,575	2,639,445		200,388,880	33,000,000	3,220,700		236,609,580

Loss from operations	(1,048,483)	(10,614,305)	(2,639,445)		(14,302,233)	(7,600,000)	(3,220,700)		(25,122,933)

Other income (expense)
Bargain purchase gain	—	—	—		—	—	18,091,000	D	18,091,000
Interest expense, net	(15,905,534)	(352,949)	—		(16,258,483)	—	—		(16,258,483)
Interest expense on finance lease liabilities - Minnesota & New York	(14,348,831)	—	—		(14,348,831)	—	—		(14,348,831)
Impairment of long-lived assets	(2,600,000)	—	—		(2,600,000)	(3,600,000)	—		(6,200,000)
Gain (loss) on disposal of assets and debt	(7,866,997)	—	—		(7,866,997)	—	—		(7,866,997)
Gain (loss) on change in the fair value of contingent consideration	(9,617,000)	—	—		(9,617,000)	—	—		(9,617,000)
Derivative gain (loss)	(172,811)	—	—		(172,811)	—	—		(172,811)
Other income (expense)	11,648,748	(326,631)	—		11,322,117	300,000	—		11,622,117

Other income (expenses), net	(38,862,425)	(679,580)	—		(39,542,005)	(3,300,000)	18,091,000		(24,751,005)

Loss before income taxes	(39,910,908)	(11,293,885)	(2,639,445)		(53,844,238)	(10,900,000)	14,870,300		(49,873,938)

Deferred income taxes recoveries (expenses)	13,406,000	1,077,906	—		14,483,906	100,000	—		14,583,906.00
Current income tax expense	(41,609,000)	(13,907,298)	—		(55,516,298)	1,200,000	—		(54,316,298.00)

Net loss and comprehensive loss	(68,113,908)	(24,123,277)	(2,639,445)		(94,876,630)	(9,600,000)	14,870,300		(89,606,330)

Net loss per share - basic and diluted	$(0.09)				$(0.11)				$(0.09)

Weighted average shares used in computation of net loss per share - basic and diluted	734,738,785				825,118,376				1,038,118,376

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial information represents the combined companies’ (Vireo, Eaze and Hawthorne) unaudited pro forma condensed combined balance sheet as of December 31, 2025 and unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025. The unaudited pro forma condensed combined financial information is based on the historical financial statements of Vireo, Eaze and Hawthorne, adjusted to give effect to the Eaze Merger and Hawthorne Acquisition, and should be read in conjunction with the historical financial statements from which they are derived.

The unaudited pro forma condensed combined financial information as of and for the year ended December 31, 2025 includes the pro forma information from the Eaze Merger, which occurred on April 1, 2026. The pro forma financial information for the Eaze Merger was previously presented along with the Eaze financial statements required by Rule 3-05 of Regulation S-X in the Form 8-K/A filed by Vireo on June 11, 2026. The unaudited pro forma condensed combined financial information is presented in United States dollars.

The unaudited pro forma condensed combined balance sheets give effect to the Hawthorne Acquisition as if it had occurred on December 31, 2025 based on the December 27, 2025 unaudited condensed combined balance sheet of Hawthorne. The unaudited pro forma condensed combined statement of operations gives effect to the Hawthorne Acquisition as if it had occurred on January 1, 2025 based on the audited combined statement of operations of Hawthorne for its most recently completed annual fiscal year ended September 30, 2025.

In preparing the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations, the following historical information was used:

●	Vireo’s audited consolidated financial statements as of and for the year ended December 31, 2025, as filed with the SEC on March 17, 2026,
●	Eaze, Inc. and Subsidiaries’ audited consolidated financial statements as of and for the year ended December 31, 2025, as filed with the SEC in Vireo’s Form 8-K/A on June 11, 2026,
●	The Hawthorne Business of The Scotts Miracle-Gro Company’s audited combined financials statements as of and for the year ended September 30, 2025, included as Exhibit 99.1 to this Form 8-K/A,
●	The Hawthorne Business of The Scotts Miracle-Gro Company’s unaudited condensed combined financial statements as of and for the three months ended December 27, 2025 (52-week cycle), included as Exhibit 99.2 to this Form 8-K/A.

The unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations should be read in conjunction with the historical financial statements including the notes thereto, as listed above.

The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and may not be indicative of the operating results or financial condition that would have been achieved if the Eaze Merger and Hawthorne Acquisition had been completed on the dates or for the period presented, nor do they purport to project the results of operations or financial position for any future period or as of any future date. The actual financial position and results of operations may differ materially from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined financial information does not reflect operational and administrative cost savings that may be achieved as a result of the Eaze Merger or the Hawthorne Acquisition.

Note 2. Accounting Policies and Reclassifications

Subsequent to the consummation of the Eaze Merger and the Hawthorne Acquisition, management has commenced a comprehensive review of the entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

In preparing the unaudited pro forma condensed combined financial information, certain reclassifications were made to Eaze’s and Hawthorne’s historical financial statement presentation to conform to Vireo’s presentation.

Note 3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Eaze Merger and the Hawthorne Acquisition and related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended. Vireo did not have any historical relationship with Eaze and Hawthorne prior to the Eaze Merger and the Hawthorne Acquisition, respectively. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted net loss per share amount presented in the unaudited pro forma condensed combined statement of operations is based upon the pro forma number of shares of Vireo stock outstanding, assuming the Eaze Merger and the Hawthorne Acquisition and related transactions occurred on January 1, 2025. The basic and diluted earnings per share has been calculated as of December 31, 2025, prior to Vireo’s reverse stock split, which was effective June 5, 2026. If the reverse stock split had occurred as of December 31, 2025, the pro forma weighted average shared used in the computation of net loss per share – basic and diluted, would be 34,603,946.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet – As of December 31, 2025

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheets as of December 31, 2025, are as follows:

A

Represents Vireo’s total estimated transaction costs not yet recorded in the 2025 historical financial statements, which include advisory, banking, legal and due diligence fees that were incurred in connection with the Eaze Merger.

B

Represents the following preliminary adjustments related to applying the acquisition method of accounting given the Eaze Merger is being accounted for as a business combination under Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Vireo has not completed its purchase price allocation and the amounts noted are preliminary.

●	Issuance of Vireo’s Subordinated Voting Shares to Eaze as consideration transferred and the estimated earnout amount as consideration transferred.
●	The recognition of acquired goodwill and intangible assets. The expected useful life and amortization period for the intangible and long-lived assets acquired is generally 15 years.

●	The recognition of indemnified tax assets
●	Elimination of the Eaze accumulated deficit balance and common and preferred stock balances to additional paid-in-capital. Refer to the table in Note 4 below for additional information related to these adjustments.
C	To remove liabilities not purchased pursuant to the Merger Agreement.
D	Represents the amount of cash acquired by Vireo from Hawthorne as part of the Hawthorne transaction, which is included in the fair value of the net assets acquired.
E	Represents inventory, primarily growing media, to be supplied to Vireo over a two-year period.
F

Represents Vireo’s total estimated transaction costs not yet recorded in the 2025 historical financial statements, which include advisory, banking, legal and due diligence fees that were incurred in connection with the Hawthorne Acquisition.

G

Represents the following preliminary adjustments related to applying the acquisition method of accounting given the Hawthorne Acquisition is being accounted for as a business combination under Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Vireo has not completed its purchase price allocation and the amounts noted are preliminary.

●	Issuance of Vireo’s Subordinated Voting Shares and warrants to purchase subordinate voting shares to Hawthorne as consideration transferred.
●	The recognition of a bargain purchase gain. The bargain purchase gain represents the excess of the fair value of net assets acquired over the purchase consideration. The bargain purchase gain is reflected in “Other income” in the statement of operations and as a decrease to accumulated deficit on the balance sheet.
●	Elimination of the Hawthorne historical net parent investment.

Refer to the table in Note 4 below for additional information related to these adjustments.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations – For the Year Ended December 31, 2025

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, are as follows:

A

Represents estimated remaining transaction costs not already reflected in the December 31, 2025 historical financial statements of Vireo of $1,309,445 as if incurred on January 1, 2025, the date the Eaze Merger occurred for purposes of the unaudited pro forma condensed combined statement of operations.

B

Represents fully vested retention awards, further described below, granted to Eaze employees on the date of closing of the Merger valued at $0.38 for 3,500,000 restricted stock units (the “Closing RSUs”).

Pursuant to the Merger Agreement, within 30 days following the closing of the transactions under the Merger Agreement, the Company will issue an aggregate of 3,500,000 Closing RSUs to certain employees of Eaze in consideration for such employees’ good faith efforts in connection with the closing of the transactions. Each Closing RSU will be fully vested as of the date of issuance.

C

Represents Vireo’s total estimated transaction costs not yet recorded in the 2025 historical financial statements, which include advisory, banking, legal and due diligence fees that were incurred in connection with the Hawthorne Acquisition.

D

Represents the recognition of a bargain purchase gain.  The bargain purchase gain represents the excess of the fair value of net assets acquired over the purchase consideration. The bargain purchase gain is reflected in “Other income” in the statement of operations and as a decrease to accumulated deficit on the balance sheet.

Note 4.  Estimated Purchase Price Consideration

Hawthorne

The estimated preliminary purchase price allocation for the Hawthorne Acquisition and the corresponding aggregate consideration is presented in the table below as if the Hawthorne Acquisition closed on December 31, 2025. Following the close of the Hawthorne Acquisition on April 8, 2026, management prepared a preliminary purchase price allocation. The preliminary allocation is subject to revision as additional information becomes available regarding the fair values of the assets acquired and liabilities assumed during the measurement period.

In general, due to the nature of certain assets acquired and liabilities assumed, the Company has preliminarily determined that the carrying value of those assets and liabilities as of December 31, 2025, approximate their fair value. Management has not finalized the purchase price allocation. Accordingly, the unaudited pro forma condensed combined financial information includes a preliminary allocation of the purchase price based on assumptions and estimates that, while considered reasonable under the circumstances, are subject to changes, and such changes may be material.

Management will continue to refine its identification and valuation of assets acquired and liabilities assumed as further information becomes available. The final allocation is expected to be completed within twelve months of the Hawthorne closing date and could differ materially from the preliminary allocation used in the transaction accounting adjustments. The final allocation may include (1) changes in fair values of inventory and property and equipment; (2) changes in allocations and fair value measurements; (3) other changes to assets and liabilities; and (4) changes to consideration related to the valuation of consideration.

The estimated fair values of the components included in the purchase price consideration are preliminary and may materially vary from final results. The Company is still finalizing its conclusions on the accounting treatment associated with the components of the purchase consideration, along with the valuations and necessary calculations related to these components, as described in further detail below.

Acquisition Consideration:

Estimated Consideration of $104,309,000 is based on:

●	The Company’s closing share price of $0.393 on April 8, 2026 multiplied by the number of Vireo Subordinate Voting Shares issued of 213,000,000, which totals $83,709,000, and;
●	The Company’s estimated value of the warrants issued to purchase 80,000,000 subordinate voting shares at an exercise price of $0.85 per share, which are immediately exercisable and expire five years from the date of issuance. The fair value was derived from a Black-Scholes valuation using a stock price of $0.393 and an exercise price of $0.85, an expected life of 5 years, an annual risk-free rate of 3.95%, and volatility of 100%.

Identifiable Net Assets Acquired

In connection with the Hawthorne Acquisition, the pro forma condensed financial information reflects a preliminary bargain purchase gain. The purchase price has been allocated to the net tangible and identifiable intangible assets and liabilities based on the respective estimated fair values and has not been finalized. The estimated preliminary net identifiable assets acquired exceed the purchase price; therefore, a bargain purchase gain is reflected in the preliminary purchase price allocation.

Fair Value
Components of total estimated purchase price consideration
Consideration - Subordinate Voting Shares	$83,709,000
Consideration - Warrants to Purchase Subordinate Voting Shares	20,600,000

Total consideration	$104,309,000

Assets acquired
Cash	35,000,000
Accounts receivable	24,300,000
Inventory	48,400,000
Inventory supply asset	20,000,000
Prepayments and other current assets	3,400,000
Property and equipment	9,400,000
Operating lease right-of-use asset	11,400,000
Other assets	5,100,000

Total assets acquired	157,000,000

Liabilities assumed:
Accounts payable and accrued liabilities	(21,600,000)
Right-of-use lease liabilities	(13,000,000)

Total liabilities assumed	(34,600,000)

Net identifiable assets	$122,400,000
Purchase consideration	104,309,000

Bargain purchase gain	$18,091,000

Eaze

The estimated preliminary purchase price allocation for the Eaze Merger and the corresponding aggregate Merger Consideration is presented in the table below as if the Eaze Merger closed on December 31, 2025. Following the close of the Eaze Merger on April 1, 2026, management prepared a preliminary purchase price allocation. The preliminary allocation is subject to revision as additional information becomes available regarding the fair values of the assets acquired and liabilities assumed during the measurement period.

In general, due to the nature of certain assets acquired and liabilities assumed, the Company has preliminarily determined that the carrying value of those assets and liabilities as of December 31, 2025, approximate their fair value. Management has not finalized the purchase price allocation. Accordingly, the unaudited pro forma condensed combined financial information includes a preliminary allocation of the purchase price based on assumptions and estimates that, while considered reasonable under the circumstances, are subject to changes, and such changes may be material.

Management will continue to refine its identification and valuation of assets acquired and liabilities assumed as further information becomes available. The final allocation is expected to be completed within twelve months of the Eaze Closing Date and could differ materially from the preliminary allocation used in the transaction accounting adjustments. The final allocation may include (1) changes in fair values of inventory and property and equipment; (2) changes in allocations to intangible assets, such as trade names, licenses, and customer relationships, as well as goodwill; (3) other changes to assets and liabilities; and (4) changes to consideration related to the valuation of contingent consideration.

The estimated fair values of the components included in the purchase price consideration are preliminary and may materially vary from final results. The Company is still finalizing its conclusions on the accounting treatment associated with the components of the purchase consideration, along with the valuations and necessary calculations related to these components, as described in further detail below.

Merger Consideration:

Estimated Merger Consideration of $34,344,245 is based on the Company’s closing share price of $0.38 on April 1, 2026 multiplied by the number of Vireo Subordinate Voting Shares issued of 90,379,591.

Earnout consideration

Eaze EBITDA Earn-Out Shares:

Pursuant to the Merger Agreement, subject to the terms and conditions of the Merger Agreement, former stockholders of Eaze may receive additional Subordinate Voting Shares pursuant to earnout payments following December 31, 2026, adjusted for certain items as described in the Earn-Out Amount in the Merger Agreement, including certain fees payable in connection with the above purchase price adjustment if not otherwise paid by the Stockholder Representative, certain equipment lease expenses, and tax items, and paid out using a share price for the Subordinate Voting Shares of the higher of $1.05 or the 20-day volume weighted average price of the Subordinate Voting Shares as of the trading day immediately prior to December 31, 2026. In no event shall the number of Subordinate Voting Shares issued in respect of earnout payments under the Merger Agreement exceed the number of shares issued as closing merger consideration under the Merger Agreement.

The Earn-Out Shares valuation has not been finalized; however, management’s current best estimate is $9,500,000.

Identifiable Net Assets Acquired

In connection with the Eaze Merger, the Company will recognize intangible assets as reflected in the table below. Goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event that the value of goodwill or other intangible assets become impaired in the future, an accounting charge for impairment would be recognized during the period in which the determination was made.

The purchase price has been allocated to the net tangible and identifiable intangible assets and liabilities based on the respective estimated fair values and has not been finalized. The excess of the purchase price over the net tangible and identifiable intangible assets has been recorded as goodwill. Goodwill represents potential operational synergies, various expense synergies, and opportunities to enter new markets, and is assigned to the Company’s cultivation, production, and sale of cannabis business segment.

Fair Value
Components of total estimate purchase price consideration
Merger consideration - Subordinate Voting Shares	$34,344,245
Earnout - deferred consideration	9,500,000
$43,844,245

Assets acquired
Cash	$3,259,716
Accounts receivable	1,848,176
Inventory	11,428,335
Prepayments and other current assets	2,060,121
Operating lease, right-of-use asset	33,398,798
Property and equipment	31,772,999
Indemnified tax assets	19,531,656
Deferred tax asset	1,077,906
Other assets	1,337,976

Total tangible assets	105,715,683

Goodwill	15,960,400

Total assets	121,676,083

Accounts payable and accrued liabilities	(18,205,563)
Income taxes payable	(7,739,950)
Right-of-use lease liabilities	(40,094,619)
Uncertain tax liability	(11,791,706)

Total liabilities assumed	(77,831,838)

Net assets acquired	$43,844,245

Note 5. Net Loss per Share

Net loss per share was calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Eaze Merger and the Hawthorne Acquisition, assuming the shares were outstanding since January 1, 2025. As the Eaze Merger and the Hawthorne Acquisition are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Eaze Merger and the Hawthorne Acquisition have been outstanding for the entirety of the period presented.

The basic and diluted earnings per share has been calculated as of December 31, 2025, prior to Vireo’s reverse stock split, which was effective June 5, 2026. If the reverse stock split had occurred as of December 31, 2025, the pro forma weighted average shared used in the computation of net loss per share – basic and diluted, would be 34,603,946.

For the Year Ended
December 31, 2025 (1)
Numerator:
Pro forma net loss	$(89,606,330)
Denominator:
Weighted average shares outstanding - basic and diluted (2)	1,038,118,376
Net loss per share:
Basic and diluted	$(0.09)
Excluded securities (3):
Stock options	34,712,901
Warrants (includes Hawthorne Warrants)	98,541,586
Restricted stock units (includes Eaze RSUs)	63,065,217
Shares issuable to convertible debt holders	15,920,000

(1)	Pro forma net loss per share includes the related pro forma adjustments as referred to within the section “Unaudited Pro Forma Condensed Combined Financial Information.”

(2)

Weighted average shares used in computation of net loss per share - basic and diluted	734,738,785

Shares issued in Eaze Merger (deemed outstanding for full year)	90,379,591

Shares issued in Hawthorne transaction (deemed outstanding for full year)	213,000,000

Weighted average shares outstanding	1,038,118,376

(3)	The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, because their effect would have been anti-dilutive.